Exhibit 1.1

EXECUTION VERSION

CLASS A COMMON STOCK
$0.01 PAR VALUE PER SHARE

QTS REALTY TRUST, INC.

UNDERWRITING AGREEMENT

March 28, 2016

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
J.P. Morgan Securities LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue
New York, New York 10179

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Introductory. QTS Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 5,500,000 shares of its Class A common stock, par value $0.01 per share (the “Shares”). The 5,500,000 Shares to be issued and sold by the Company are being hereinafter called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 825,000 Shares, as provided in Section 2. The additional 825,000 Shares to be sold by the Company pursuant to such option are called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-210425, including a base prospectus dated March 28, 2016 (including the documents incorporated or deemed to be incorporated by reference therein prior to the time of the execution of this Agreement pursuant to Item 12 of Form S-3 under the Securities Act (as defined below) the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 and any information deemed to be a part thereof at the time of effectiveness pursuant to 430B under the Securities Act, is called the “Registration Statement.” Such Registration Statement became effective upon filing under Rule 462(e) of the Securities Act. The preliminary prospectus supplement dated March 28, 2016 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”

As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 7:30 p.m. (New York City time) on March 28, 2016. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto and the information agreed to in writing by the Company and the Underwriters as the information to be conveyed by the Underwriters to purchasers of the Firm Shares at the Applicable Time as set forth on Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein prior to the Applicable Time. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, prior to the Applicable Time. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, as the case may be, at or after the Applicable Time. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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On June 16, 2015, the Company, through Quality Technology Services Holding, LLC, its taxable REIT subsidiary (“QTS Holding”), acquired Carpathia Acquisition, Inc., a Delaware corporation (“Carpathia”).

Each of the Company and the Operating Partnership (as defined below ) hereby confirms its respective agreements with the Underwriters as follows:

Section 1.          Representations and Warranties.

Each of the Company and QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”) jointly and severally represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)          The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)          Any offer that was a written communication relating to the Offered Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirements, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.

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(c)          Each preliminary prospectus complies, and the Prospectus when filed will comply, as to form in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any preliminary prospectus, the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives, or any Underwriter on its own behalf, expressly for use therein. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(d)          As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and Road Shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 of the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Offered Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

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(f)          The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects, as the case may be, (i) the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified, and (ii) to the Company’s and the Operating Partnership’s knowledge, the financial position of Carpathia and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows for the periods specified, and all such financial statements, and with respect to Carpathia, to the Company’s and the Operating Partnership’s knowledge, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented; the supporting schedules, if any, relating to (i) the Company and its consolidated subsidiaries and (ii) to the Company’s and the Operating Partnership’s knowledge, Carpathia and its consolidated subsidiaries, as the case may be, present fairly in all material respects in accordance with GAAP the information required to be stated therein; the selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company and its consolidated subsidiaries included or incorporated by reference therein; the unaudited pro forma condensed consolidated financial statements of the Company, and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein give appropriate effect to the transactions and circumstances referred to therein; no financial statements (historical or pro forma) or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules or regulations thereunder or the Exchange Act other than those that are so included or incorporated by reference therein; and all disclosures contained in the Registration Statement, the Preliminary Prospectus, Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)          Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, and the free writing prospectuses, if any, identified on Schedule B hereto.

(h)          This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(i)          The Offered Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to all statements related to the Shares contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; no holder of the Shares will be subject to personal liability by reason of being such a holder; any certificate to be used to evidence the Shares will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the articles of amendment and restatement of the Company (the “Articles of Amendment and Restatement”) and the amended and restated bylaws of the Company (the “Bylaws”) and the requirements of the New York Stock Exchange (the “NYSE”).

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(j)          There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k)          None of the Operating Partnership, the Company or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business or the 11 Properties identified in Schedule C hereto (the “Properties”) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, business prospects, financial condition or results of operations of the Company, the Operating Partnership and the Operating Partnership’s subsidiaries considered as one enterprise (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any change in the capital stock of the Company or any OP Units (as defined below) or long term debt of the Operating Partnership or any of its subsidiaries or of the Company or any change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)           (i) The Operating Partnership and its subsidiaries have good and marketable title in fee simple to, or leasehold or subleasehold interests in, as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as the case may be, the Properties and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Operating Partnership and its subsidiaries; (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Operating Partnership, the Company or any of their respective subsidiaries owns any real property other than the Properties; (iii) each of the leases and subleases relating to a Property, if any, material to the business of the Operating Partnership and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Operating Partnership or any of its subsidiaries, and (a) no material default or event of default has occurred and is continuing under any lease or sublease with respect to such Property and none of the Operating Partnership, the Company or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease or sublease and (b) none of the Operating Partnership, the Company or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, the Company or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Operating Partnership, the Company or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties or assets of any of the Operating Partnership, the Company or any of their respective subsidiaries that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease; (vi) each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (vii) the mortgages that encumber certain of the Properties are not convertible into equity securities of the entity owning a particular property; and (viii) none of the Operating Partnership, the Company or any of their respective subsidiaries or, to the knowledge of any of the Operating Partnership, the Company or any of their respective subsidiaries, any lessee of any of the Properties is in default under any of the leases governing the Properties that would have a material adverse effect on the Operating Partnership, the Company or any of their respective subsidiaries considered as one enterprise and none of the Operating Partnership, the Company or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases.

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(m)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Company is the sole general partner of the Operating Partnership; the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of the date of the Company’s latest financial statements incorporated by reference in the Time of Sale Prospectus will be as set forth in the Time of Sale Prospectus; the Company owns its general partnership interest in the Operating Partnership and all of the common units of limited partnership interests of the Operating Partnership (“OP Units”) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Company does not have any subsidiaries other than the Operating Partnership and subsidiaries of the Operating Partnership; and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdictions of incorporation or formation and operation, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(n)          [Reserved].

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(o)          All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of preemptive or other similar rights; and all of the issued shares of capital stock, partnership interests and limited liability company interests of each subsidiary of the Company (including, without limitation, the Operating Partnership) have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) non-assessable, were not issued in violation of preemptive or other similar rights and (except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus) are owned directly or indirectly by the Operating Partnership or, in the case of the partnership interests in the Operating Partnership, by the Company, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(p)          The OP Units to be issued in connection with the transactions contemplated by this Agreement have been duly authorized for issuance by the Operating Partnership and its general partner and, at the First Closing Date or on any Option Closing Date, as applicable, will be validly issued; and the issuance of such OP Units is not subject to the preemptive or other similar rights of any partner of the Operating Partnership or other person or entity; the issuance by the Operating Partnership of the OP Units in connection with the transactions contemplated by this Agreement is exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws; and the terms of the OP Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)          All issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership and its general partner and are validly issued. All issued and outstanding OP Units, when issued, were exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws.

(r)          The execution, delivery and performance by the Operating Partnership and the Company of this Agreement and the consummation by the Operating Partnership and the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Firm Shares by the Company to the Underwriters) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Operating Partnership, any of its subsidiaries or the Company is a party or by which any of them is bound or to which any of their respective property or assets is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Articles of Amendment and Restatement or the Bylaws of the Company, the Certificate of Limited Partnership or the Operating Partnership Agreement of the Operating Partnership or the certificate of incorporation or bylaws, certificate of limited partnership and partnership agreement, certificate of formation and limited liability company agreement, or similar organizational documents (collectively, the “Organizational Documents”) of any subsidiary of the Operating Partnership, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Operating Partnership, any of its subsidiaries or the Company or any of the Properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue or sale of the Firm Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws and FINRA in connection with the purchase and distribution of the Shares by the Underwriters

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(s)          None of the Operating Partnership, any of its subsidiaries or the Company is (i) in violation of their respective Organizational Documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties may be bound that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)          The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Description of Common Stock,” insofar as they summarize the terms of the Shares, and under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Certain U.S. Federal Income Tax Considerations” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein, except as subsequently amended by statements in the Time of Sale Prospectus and the Prospectus.

(u)          The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and have been approved for listing on the NYSE, subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing; and to the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(v)         Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Operating Partnership, any of its subsidiaries or the Company is a party or of which any property or assets of the Operating Partnership, any of its subsidiaries or the Company is subject that, if determined adversely to the Operating Partnership, any of its subsidiaries or the Company, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Operating Partnership’s and the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)          Neither the Operating Partnership nor the Company is, or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(x)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the Operating Partnership, any of its subsidiaries or the Company is in violation of any Environmental Laws (as defined below) with respect to the Properties, (B) the Operating Partnership, its subsidiaries and the Company have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements with respect to the Properties, (C) there are no pending or, to the knowledge of the Operating Partnership or the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Operating Partnership, any of its subsidiaries or the Company or otherwise with regard to the Properties, (D) there are no events or circumstances that could reasonably be expected to form the basis of an order, action, suit or proceeding by any private party or governmental body or agency against or affecting the Properties, the Operating Partnership, any of its subsidiaries or the Company, relating to the clean-up or remediation of Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties pursuant to any other Environmental Laws; as used herein, “Hazardous Material” shall mean any flammable materials, explosives, radioactive materials, pollutants, contaminants, hazardous wastes, toxic substances and any hazardous material as defined by or regulated under any Environmental Law (including, without limitation, petroleum or petroleum products, asbestos-containing materials, and toxic mold); as used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Material Transportation Act, as amended, 49 U.S.C. Secs. 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2697, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may have been amended, and the regulations promulgated pursuant to any of the foregoing.

(y)          To the knowledge of the Operating Partnership and the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property; each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and to the knowledge of the Operating Partnership and the Company, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(z)          Neither of the Operating Partnership or the Company has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(aa)         Each of the Operating Partnership and the Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Operating Partnership or the Company would have any outstanding liability; the Operating Partnership and the Company have not incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); each “pension plan” for which either of the Operating Partnership or the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)         The Operating Partnership, the Company, and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither the Operating Partnership nor the Company has any reason to believe that they or any of their respective subsidiaries will not be able to (i) renew, if desired, their respective existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a reasonable cost in the Operating Partnership’s or the Company’s reasonable judgment; and neither the Operating Partnership nor the Company, nor any of their respective subsidiaries has been denied any insurance coverage which they have sought or for which they have applied.

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(cc)         Each of the Operating Partnership, the Company, and their respective subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or subleasehold interests (in the case of a ground sublease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(dd)         Ernst & Young LLP, who certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and RSM US LLP (formerly known as McGladrey LLP), who certified certain financial statements of Carpathia and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are each independent registered public accounting firms as required by the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

(ee)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ff)         Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(gg)         Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(hh)         None of the Operating Partnership, the Company or any of their respective subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which is designed, or could reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Offered Shares.

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(ii)         None of the Operating Partnership, any of its subsidiaries or the Company or, to the knowledge of any of the Operating Partnership or the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Operating Partnership, any of its subsidiaries or the Company (other than the Underwriters) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of such anti-bribery or anti-corruption laws; and each of the Operating Partnership, its subsidiaries and the Company and, to the knowledge of each of the Operating Partnership and the Company, their respective affiliates have conducted their businesses in compliance with such anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)         The operations of each of the Operating Partnership, its subsidiaries and the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court or governmental agency or body having jurisdiction over the Operating Partnership, any of its subsidiaries or the Company or the Properties or any of their respective other properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding or, to the knowledge of the Operating Partnership or the Company, inquiry or investigation by or before any arbitrator, court or governmental agency or body involving the Operating Partnership, any of its subsidiaries or the Company with respect to the Money Laundering Laws is pending and, to the knowledge of the Operating Partnership and the Company, no such action, suit, proceeding, inquiry or investigation is threatened.

(kk)         None of the Operating Partnership, any of its subsidiaries or the Company or, to the knowledge of the Operating Partnership or the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Operating Partnership, any of its subsidiaries or the Company (other than the Underwriters) is currently subject to any U.S. sanctions administered by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Operating Partnership, any of its subsidiaries or the Company located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Operating Partnership nor the Company will directly or indirectly use the proceeds of the sale of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or other persons, for the purpose of financing the activities of any person currently subject to any Sanctions. For the past five years, none of the Operating Partnership, any of its subsidiaries or the Company have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was subject to Sanctions, or with any Sanctioned Country.

(ll)         The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit B (the “Lock-up Agreement”) from each of the persons or entities listed on Exhibit C. Such Exhibit C lists under an appropriate caption all of the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

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(mm)         Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Operating Partnership and the Company believe to be reliable and accurate in all material respects and, to the extent required, the Operating Partnership or the Company has obtained the written consent to the use of such data from such sources.

(nn)         The Company (for purposes of this subsection (ll), “Company” includes General Atlantic REIT, Inc., which was merged into the Company in connection with the Company’s initial public offering, for periods prior to that merger) has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years beginning with its taxable year ended December 31, 2009; the Company elected to be taxed as a REIT for its taxable year ended December 31, 2009 and succeeding taxable years; the current organization and proposed method of operation of the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and future taxable years; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(oo)         Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company, the Operating Partnership or any subsidiary of the Operating Partnership, or from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any subsidiary of the Operating Partnership and (iii) except for regular distributions on the Shares and OP Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to the OP Units.

(pp)         No relationship, direct or indirect, exists between or among either of the Operating Partnership and the Company, on the one hand, and the directors, officers, stockholders, partners, customers or suppliers of the Operating Partnership and the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described.

Any certificate signed by either the Operating Partnership or the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Operating Partnership or the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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Section 2.          Purchase, Sale and Delivery of the Offered Shares.

(a)          The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 5,500,000 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $43.68 per share.

(b)          The First Closing Date. Delivery of certificates, if any, for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on April 1, 2016, or such other time and date not later than 1:30 p.m. New York City time, on April 15, 2016, as may be agreed to by the Company and the Representatives (the time and date of such closing are called the “First Closing Date”).

(c)          The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company on the Common Stock, the record date of which occurs on or after the date of the issuance of the Firm Shares but prior to the relevant Option Closing Date. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company agrees to sell the number of Optional Shares elected to be purchased by the Underwriters. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)          Payment for the Offered Shares. (i) Payment for the Firm Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

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(ii)         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Merrill, J.P. Morgan and Stifel, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii)        The Company hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by the Company to the several Underwriters, or otherwise in connection with the performance of the Company’s obligations hereunder.

(f)          Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Firm Shares to be sold by it at the First Closing Date, against release of wire transfers of immediately available funds for the amount of the purchase price therefor. The Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and certificates, if any, shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.          Additional Covenants.

The Company further covenants and agrees with each Underwriter as follows:

(a)          The Company shall furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)          During the Prospectus Delivery Period, the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent will not be unreasonably withheld or delayed. During the Prospectus Delivery Period, prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent will not be unreasonably withheld or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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(c)          The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent will not be unreasonably withheld or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time during the Prospectus Delivery Period (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent will not be unreasonably withheld or delayed.

(d)          The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)          If, during the Prospectus Delivery Period, the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, or if, in the opinion of counsel for the Underwriters or the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)          Prior to the expiration of the option referred to in Section 2(c), the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          During the Prospectus Delivery Period, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters or the Company it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)          The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

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(i)          The Company shall apply the net proceeds to the Company from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)          The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)          The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the Prospectus Delivery Period, file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(m)          The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NYSE to the extent the Offered Shares are not already so listed.

(n)          During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell or contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities (as defined below); (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than (A) as contemplated by this Agreement with respect to the Offered Shares and (B) any registration statement on Form S-8 or any amendments thereto); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue Shares or Related Securities or options to purchase Shares or Related Securities, or issue Shares or Related Securities upon exercise of options, pursuant to any stock option, equity incentive, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (as such plans or arrangements may be amended from time to time), (C) effect the transfer of Shares and Related Securities by operation of the provisions of Section 5.3.6 and Article VI of the Company’s Articles of Amendment and Restatement and (D) effect any issuances of Shares in connection with a redemption of OP Units or OP Units in connection with the conversion of Class RS LTIP Units or Class O LTIP Units pursuant to the Operating Partnership Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares, including, without limitation, OP Units.

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(o)          During the period of three years hereafter, the Company will furnish to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: (212) 622-8358; and c/o Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR or the Company’s public website.

(p)          The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(q)          Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(r)          The Company shall pay the required Commission filing fees relating to the Offered Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)) of the Securities Act.

(s)          The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders for the Company to qualify as a REIT.

(t)          Upon request of any Underwriter, the Company shall furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

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Section 4.          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (not to exceed $5,000 (excluding filing fees)), (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the fees and expenses associated with listing the Offered Shares on the NYSE. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.          Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

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(a)          On the date hereof, the Representatives shall have received from (i) Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the Company’s audited and unaudited historical and pro forma financial statements and certain financial information contained or incorporated in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, and (ii) RSM US LLP (formerly known as McGladrey LLP), the former independent registered public accountants for Carpathia, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to Carpathia’s audited and unaudited financial statements and certain financial information contained or incorporated in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)

(i)          The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)         No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)        If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)          in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and

(ii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is defined under Section 3(a)(62) of the Exchange Act.

(d)          On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the written opinion, negative assurance letter and tax opinion of Hogan Lovells US LLP, counsel for the Company, dated as of such date, in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3 respectively and to such further effect as the Representatives shall reasonably request.

(e)          On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Sidley Austin LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the Prospectus cover page.

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(f)          On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed on behalf of the Company and the Operating Partnership by its (or its general partner’s) Chairman of the Board, President or any Executive Vice President and the Chief Financial Officer, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)         the representations, warranties and covenants of the Company and the Operating Partnership set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)        the Company and the Operating Partnership have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)          On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from (i) Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall (a) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (b) cover certain financial information contained or incorporated in the Prospectus and (ii) RSM US LLP (formerly McGladrey LLP), the former independent registered public accountants for Carpathia, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall (a) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (b) cover certain financial information contained or incorporated in the Prospectus.

(h)          On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each of the persons or entities listed on Exhibit C hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(i)          On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

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(j)          (i) None of the Operating Partnership, the Company or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any loss or interference with its business or the Properties from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock of the Company or OP Units of the Operating Partnership or long-term debt of the Operating Partnership, the Company or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or unitholders’ equity, as applicable, or results of operations of the Operating Partnership, the Company or their respective subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Shares being delivered at the First Closing Date or any Option Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.          Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11, or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than solely by reason of default by any of the Underwriters, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, that if this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated under this Section 7 to reimburse any defaulting Underwriter on account of its expenses.

Section 8.          Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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Section 9.          Indemnification.

(a)          Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, joint or several as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives, or any Underwriter on its own behalf, in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives, or any Underwriter on its own behalf, in writing expressly for use therein; and to reimburse the Company, or any such director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)          Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)          The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

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Section 10.         Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

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Section 11.         Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.         Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or United States authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

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Section 13.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.         Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Facsimile: (646) 855-3073
Attention: Syndicate Department
With a copy to:
Facsimile: (212) 230-8730
Attention: ECM Legal

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: 212-622-8358)
Attention: Equity Syndicate Desk

Stifel, Nicolaus & Company, Incorporated
One South Street, 15th Floor
Baltimore, MD 21202
Facsimile: 443-224-1273
Attention: Michael A. Gilbert, Esq.

If to the Company:	QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
Attention: General Counsel

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with a copy to:	Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention: David Bonser

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.         Governing Law Provisions. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

QTS REALTY TRUST, INC.

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: General Counsel and Secretary

QUALITYTECH, LP

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: Vice President, General Counsel and Secretary

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated

J.P. Morgan Securities LLC

Stifel, Nicolaus & Company, Incorporated

Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jack Vissicchio
	Name:	Jack Vissicchio
	Title:	Managing Director
Co-Head of Americas Real Estate Investment Banking

J.P. MORGAN SECURITIES LLC

By:	/s/ Karin Fronczke
	Name:	Karin Fronczke
	Title:	Executive Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ John Hendon
	Name:	John Hendon
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	825,000
J.P. Morgan Securities LLC	825,000
Stifel, Nicolaus & Company, Incorporated	825,000
Deutsche Bank Securities Inc.	357,500
Evercore Group L.L.C.	357,500
Goldman, Sachs & Co.	357,500
Jefferies LLC	357,500
KeyBanc Capital Markets Inc.	357,500
SunTrust Robinson Humphrey, Inc.	357,500
Morgan Stanley & Co. LLC	233,750
RBC Capital Markets, LLC	233,750
Robert W. Baird & Co. Incorporated	137,500
PNC Capital Markets LLC	137,500
TD Securities (USA) LLC	137,500

Total	5,500,000

Schedule B

Free Writing Prospectuses Or Other Information Conveyed By Underwriters To Purchasers
Included in the Time of Sale Prospectus

Issuer Free Writing Prospectuses: None

Number of Shares offered: 5,500,000 (or 6,325,000 if the Underwriters’ option to purchase additional Shares is exercised in full)

Price to public: $45.50 per Share

Schedule C

Properties

1.	Richmond, VA

2.	Atlanta, GA (Metro)

3.	Dallas, TX

4.	Suwanee, GA

5.	Santa Clara, CA

6.	Jersey City, NJ

7.	Sacramento, CA

8.	Overland Park, KS

9.	Miami, FL

10.	Princeton, NJ

11.	Chicago, IL